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                                 March 29, 1994





SAFECO Corporation
SAFECO Credit Company, Inc.
SAFECO Plaza
4333 Brooklyn Avenue Northeast
Seattle, Washington  98185


Gentlemen:

     In connection with registration under the Securities Act of 1933, as amended, of unsecured notes in the aggregate principal amount of $200,000,000 (the "Debt Securities") of SAFECO Corporation and\or SAFECO Credit Company, Inc. (the "Companies") and specifically with respect to the certain Registration Statement on Form S-3 filed by the Companies with the Securities and Exchange Commission for the purpose of such registration, you have asked us to render certain opinions in connection with the issuance of the Debt Securities.

     In connection with the opinions expressed below, we have examined and are familiar with:

     (a) the form of Trust Indenture between the Companies and The Chase Manhattan Bank, N.A., as Trustee, which includes the forms of the Debt Securities;

     (b) the resolutions of the Boards of Directors of the Companies pertaining to the offering of the Debt Securities and the Registration Statement adopted at meetings of the Boards on February 2, 1994; and

     (c)  the Registration Statement.

     Based upon the foregoing examination, and after of applicable law, it is our opinion that the Debt Securities to be issued and sold by the Companies pursuant to the Registration Statement, including the guarantee of the obligation of SAFECO Credit Company, Inc. by SAFECO Corporation, have been duly authorized and, when

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SAFECO Corporation
SAFECO Credit Company, Inc.
March 29, 1994
Page 2



sold and after receipt of payment therefor, will constitute a valid and binding obligation of the Companies, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership, conservatorship, rehabilitation and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law).

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                                             Very truly yours,

                                             /s/  FOSTER PEPPER & SHEFELMAN